Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 19, 2010

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385
M&T BANK CORPORATION ANNOUNCES FIRST QUARTER PROFITS
BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2010.
GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2010 rose to $1.15, up 135% from $.49 in the first quarter of 2009 and 11% higher than $1.04 in the final 2009 quarter. GAAP-basis net income in the recently completed quarter totaled $151 million, compared with $64 million in the year-earlier quarter and $137 million in the fourth quarter of 2009. GAAP-basis net income for the initial quarter of 2010 expressed as an annualized rate of return on average assets and average common stockholders’ equity was .89% and 7.86%, respectively, improved from .40% and 3.61%, respectively, in the initial quarter of 2009 and from .79% and 7.09%, respectively, in the fourth quarter of 2009.
Commenting on the recent quarter’s performance, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “M&T posted strong financial results in the first quarter, led by lower credit costs and further widening of our net interest margin. Average core deposits were up again for this period, rising an annualized 6% from the fourth quarter of last year. Our tangible common equity ratio rose significantly from the 2009 year-end, up

2-2-2-2-2
M&T BANK CORPORATION
30 basis points to 5.43%. The results illustrate how our fundamental business philosophy of offering banking services to consumers and businesses in our local communities, of prudent underwriting based on local knowledge and of making acquisitions only when and where they make sense has never been more relevant.”
Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such expenses are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided herein on page 17.
Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related expenses, increased for the fourth consecutive quarter, aggregating $1.23 in the recent quarter, up from $.59 and $1.16 in the first and fourth quarters of 2009, respectively. Net operating income for the quarter ended March 31, 2010 rose to $161 million, improved from $75 million and $151 million in the quarters ended March 31, 2009 and December 31, 2009, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common stockholders’ equity, net operating income was 1.00% and 17.34%, respectively,

-more-

3-3-3-3-3
M&T BANK CORPORATION
in the first quarter of 2010, up from .50% and 9.36% in the initial quarter of 2009 and .92% and 16.73% in the final 2009 quarter.
Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $562 million in the first quarter of 2010, compared with $453 million in the year-earlier quarter and $565 million in the final quarter of 2009. The significant improvement from 2009’s initial quarter reflects a 59 basis point widening of the net interest margin, or taxable-equivalent net interest income expressed as an annualized percentage of average earning assets, and a higher level of average earning assets, which rose $2.8 billion or 5% to $60.3 billion from $57.5 billion in the first quarter of 2009. The net interest margin was 3.78% in the recent quarter, compared with 3.19% in the first 2009 quarter. The most significant factors for the higher net interest margin were lower interest rates paid on deposits and long-term borrowings. The higher earning asset level in the recent quarter resulted from the impact of assets obtained in the 2009 acquisitions related to Provident Bankshares Corporation (“Provident”)and Bradford Bank (“Bradford”), which totaled approximately $5.5 billion at the respective acquisition dates. Net interest margin in the recent quarter improved 7 basis points from 3.71% in last year’s fourth quarter.
Provision for Credit Losses/Asset Quality. The provision for credit losses was $105 million in the first quarter of 2010, down from $158 million and $145 million in the year-earlier quarter and in the fourth quarter of 2009, respectively. Net charge-offs of loans during the recent quarter were $95 million, down from $100 million in the initial quarter of 2009 and $135 million in the final 2009 quarter. Expressed as an annualized percentage of

-more-

4-4-4-4-4
M&T BANK CORPORATION
average loans outstanding, net charge-offs were .74% and .83% in the first quarters of 2010 and 2009, respectively, and 1.03% in 2009’s final quarter.
Reflecting the impact of the poor economic environment on businesses and consumers, loans classified as nonaccrual totaled $1.34 billion, or 2.60% of total loans at March 31, 2010, compared with $1.33 billion or 2.56% at December 31, 2009 and $1.00 billion or 2.05% at March 31, 2009. During the recent quarter, an increase in loans obtained in the Provident and Bradford transactions classified as nonaccrual was largely offset by a decline in nonaccrual loans associated with the legacy M&T portfolio. Assets taken in foreclosure of defaulted loans were $95 million at each of March 31, 2010 and December 31, 2009, compared with $100 million at March 31, 2009.
Loans past due 90 days or more and accruing interest totaled $203 million at the end of the recently completed quarter, including loans guaranteed by government-related entities of $195 million. Such past due loans were $143 million and $208 million at March 31, 2009 and December 31, 2009, respectively, including $127 million and $193 million of government guaranteed loans at those respective dates.
Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. Reflecting those analyses, the allowance totaled $891 million at March 31, 2010, increased from $846 million a year earlier and $878 million at December 31, 2009. Beginning in 2009, GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits

-more-

5-5-5-5-5
M&T BANK CORPORATION
any carryover of the acquired entity’s allowance for credit losses. Excluding loans obtained in the Provident and Bradford acquisition transactions, the allowance-to-legacy loan ratio increased to 1.86% at March 31, 2010 from 1.73% at March 31, 2009. That same ratio was 1.83% at December 31, 2009.
Noninterest Income and Expense. Noninterest income aggregated $258 million in the first quarter of 2010, compared with $232 million and $266 million in the first and fourth quarters of 2009, respectively. Reflected in those amounts were losses from investment securities of $26 million, $32 million and $34 million, respectively, each predominantly due to other-than-temporary impairment charges related to certain of M&T’s privately issued collateralized mortgage obligations held in the available-for-sale investment securities portfolio. Because those investment securities were previously reflected at fair value on the consolidated balance sheet, the impairment charges did not reduce stockholders’ equity.
Excluding gains and losses from investment securities, noninterest income of $284 million in the recently completed quarter was up 8% from $264 million in the initial quarter of 2009. Contributing to that rise were service charges on acquisition-related deposit accounts and higher credit-related fees, partially offset by lower mortgage banking revenues. Noninterest income in the fourth quarter of 2009, also excluding gains and losses from investment securities, totaled $300 million. The decline in such income during the recent quarter as compared with the final 2009 quarter was due, in part, to lower service charges on deposit accounts and mortgage banking revenues.
Noninterest expense in the first quarter of 2010 aggregated $489 million, compared with $438 million and $478 million in the first

-more-

6-6-6-6-6
M&T BANK CORPORATION
and fourth quarters of 2009, respectively. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of these expenses, noninterest operating expenses were $473 million in the recently completed quarter, $421 million in the first quarter of 2009 and $455 million in the final 2009 quarter. The higher level of operating expenses in the recent quarter as compared with the year-earlier quarter was due largely to the operations obtained in the 2009 acquisitions and higher FDIC assessments. The rise in expenses from the fourth quarter of 2009 was largely the result of seasonally higher costs for stock-based compensation, payroll-related taxes and the Company’s contributions for retirement savings plan benefits related to incentive compensation payments.
The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and gains on merger transactions), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 55.9% in the first quarter of 2010, compared with 58.7% in the year-earlier period and 52.7% in the fourth quarter of 2009.
Balance Sheet. M&T had total assets of $68.4 billion at March 31, 2010, up from $64.9 billion a year earlier. Loans and leases, net of unearned discount, were $51.4 billion at the recent quarter-end, up 5% from $48.9 billion at March 31, 2009. Total deposits rose 12% to $47.5 billion at March 31, 2010 from $42.5 billion a year earlier. Deposits at domestic offices increased $6.4 billion, or 16%, to $46.7 billion at the most recent quarter-end from $40.3 billion at March 31, 2009.

-more-

7-7-7-7-7
M&T BANK CORPORATION
Total stockholders’ equity increased 15% to $7.9 billion at March 31, 2010 from $6.9 billion at March 31, 2009, representing 11.57% of total assets at the recent quarter-end and 10.64% a year earlier. Common stockholders’ equity was $7.2 billion, or $60.40 per share at March 31, 2010, up from $6.3 billion, or $56.95 per share, a year earlier. Tangible equity per common share rose to $29.59 at March 31, 2010 from $26.90 a year earlier. Common stockholders’ equity per share and tangible equity per common share were $59.31 and $28.27, respectively, at December 31, 2009. In the calculation of tangible equity per common share, common stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.7 billion and $3.3 billion at March 31, 2010 and 2009, respectively. M&T’s tangible common equity to tangible assets ratio was 5.43% at March 31, 2010, compared with 4.86% and 5.13% at March 31, 2009 and December 31, 2009, respectively.
Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 9:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #68684577. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Wednesday, April 21, 2010 by calling (800)642-1687, or (706)645-9291 for international participants, and by making reference to the ID #68684577. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.

-more-

8-8-8-8-8
M&T BANK CORPORATION
M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.
Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and required capital levels; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective

-more-

9-9-9-9-9
M&T BANK CORPORATION
basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

-more-

10-10-10-10-10
M&T BANK CORPORATION
Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2010	2009	Change
Performance

Net income	$150,955	64,221	135%
Net income available to common equity	138,341	55,322	150

Per common share:
Basic earnings	$1.16	.49	137%
Diluted earnings	1.15	.49	135
Cash dividends	$.70	.70	—

Common shares outstanding:
Average — diluted (1)	118,256	110,439	7%
Period end (2)	118,823	111,132	7

Return on (annualized):
Average total assets	.89%	.40%
Average common stockholders’ equity	7.86%	3.61%

Taxable-equivalent net interest income	$562,257	452,740	24%

Yield on average earning assets	4.59%	4.65%
Cost of interest-bearing liabilities	1.04%	1.74%
Net interest spread	3.55%	2.91%
Contribution of interest-free funds	.23%	.28%
Net interest margin	3.78%	3.19%

Net charge-offs to average total net loans (annualized)	.74%	.83%

Net operating results (3)

Net operating income	$160,953	75,034	115%
Diluted net operating earnings per common share	1.23	.59	108
Return on (annualized):
Average tangible assets	1.00%	.50%
Average tangible common equity	17.34%	9.36%
Efficiency ratio	55.88%	58.68%

	At March 31
	2010	2009	Change
Loan quality

Nonaccrual loans	$1,339,992	1,003,987	33%
Real estate and other foreclosed assets	95,362	100,270	-5%

Total nonperforming assets	$1,435,354	1,104,257	30%

Accruing loans past due 90 days or more	$203,443	142,842	42%

Renegotiated loans	$220,885	130,932	69%

Government guaranteed loans included in totals above:
Nonaccrual loans	$37,048	38,460	-4%
Accruing loans past due 90 days or more	194,523	127,237	53%

Purchased impaired loans (4):
Outstanding customer balance	$148,686	—	—
Carrying amount	73,890	—	—

Nonaccrual loans to total net loans	2.60%	2.05%

Allowance for credit losses to:
Legacy loans	1.86%	1.73%
Total loans	1.73%	1.73%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
-more-

11-11-11-11-11
M&T BANK CORPORATION
Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Amounts in thousands, except per share	2010	2009	2009	2009	2009
Performance

Net income	$150,955	136,818	127,664	51,188	64,221
Net income available to common equity	138,341	124,251	115,143	40,964	55,322

Per common share:
Basic earnings	$1.16	1.05	.97	.36	.49
Diluted earnings	1.15	1.04	.97	.36	.49
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average — diluted (1)	118,256	117,672	117,547	113,521	110,439
Period end (2)	118,823	118,298	118,156	118,012	111,132

Return on (annualized):
Average total assets	.89%	.79%	.73%	.31%	.40%
Average common stockholders’ equity	7.86%	7.09%	6.72%	2.53%	3.61%

Taxable-equivalent net interest income	$562,257	564,606	553,450	506,781	452,740

Yield on average earning assets	4.59%	4.58%	4.60%	4.62%	4.65%
Cost of interest-bearing liabilities	1.04%	1.13%	1.26%	1.47%	1.74%
Net interest spread	3.55%	3.45%	3.34%	3.15%	2.91%
Contribution of interest-free funds	.23%	.26%	.27%	.28%	.28%
Net interest margin	3.78%	3.71%	3.61%	3.43%	3.19%

Net charge-offs to average total net loans (annualized)	.74%	1.03%	1.07%	1.09%	.83%

Net operating results (3)

Net operating income	$160,953	150,776	128,761	100,805	75,034
Diluted net operating earnings per common share	1.23	1.16	.98	.79	.59
Return on (annualized):
Average tangible assets	1.00%	.92%	.78%	.64%	.50%
Average tangible common equity	17.34%	16.73%	14.87%	12.08%	9.36%
Efficiency ratio	55.88%	52.69%	55.21%	60.03%	58.68%

	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Loan quality

Nonaccrual loans	$1,339,992	1,331,702	1,228,341	1,111,423	1,003,987
Real estate and other foreclosed assets	95,362	94,604	84,676	90,461	100,270

Total nonperforming assets	$1,435,354	1,426,306	1,313,017	1,201,884	1,104,257

Accruing loans past due 90 days or more	$203,443	208,080	182,750	155,125	142,842

Renegotiated loans	$220,885	212,548	190,917	170,950	130,932

Government guaranteed loans included in totals above:
Nonaccrual loans	$37,048	38,579	38,590	38,075	38,460
Accruing loans past due 90 days or more	194,523	193,495	172,701	143,886	127,237

Purchased impaired loans (4):
Outstanding customer balance	$148,686	172,772	209,138	170,400	—
Carrying amount	73,890	88,170	108,058	97,730	—

Nonaccrual loans to total net loans	2.60%	2.56%	2.35%	2.11%	2.05%

Allowance for credit losses to:
Legacy loans	1.86%	1.83%	1.81%	1.76%	1.73%
Total loans	1.73%	1.69%	1.66%	1.62%	1.73%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
-more-

12-12-12-12-12
M&T BANK CORPORATION
Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2010	2009	Change
Interest income	$676,386	654,512	3%
Interest expense	120,052	206,705	-42

Net interest income	556,334	447,807	24

Provision for credit losses	105,000	158,000	-34

Net interest income after provision for credit losses	451,334	289,807	56

Other income
Mortgage banking revenues	41,476	56,233	-26
Service charges on deposit accounts	120,295	101,029	19
Trust income	30,928	34,880	-11
Brokerage services income	13,106	15,393	-15
Trading account and foreign exchange gains	4,699	1,435	227
Gain on bank investment securities	459	575	—
Other-than-temporary impairment losses recognized in earnings	(26,802)	(32,199)	—
Equity in earnings of Bayview Lending Group LLC	(5,714)	(4,144)	—
Other revenues from operations	79,259	59,139	34

Total other income	257,706	232,341	11

Other expense
Salaries and employee benefits	264,046	249,392	6
Equipment and net occupancy	55,401	48,172	15
Printing, postage and supplies	9,043	9,095	-1
Amortization of core deposit and other intangible assets	16,475	15,370	7
FDIC assessments	21,348	5,856	265
Other costs of operations	123,049	110,461	11

Total other expense	489,362	438,346	12

Income before income taxes	219,678	83,802	162

Applicable income taxes	68,723	19,581	251

Net income	$150,955	64,221	135%

-more-

13-13-13-13-13
M&T BANK CORPORATION
Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2010	2009	2009	2009	2009
Interest income	$676,386	692,669	700,593	677,423	654,512
Interest expense	120,052	133,950	152,938	175,856	206,705

Net interest income	556,334	558,719	547,655	501,567	447,807

Provision for credit losses	105,000	145,000	154,000	147,000	158,000

Net interest income after provision for credit losses	451,334	413,719	393,655	354,567	289,807

Other income
Mortgage banking revenues	41,476	50,176	48,169	52,983	56,233
Service charges on deposit accounts	120,295	127,185	128,502	112,479	101,029
Trust income	30,928	29,660	31,586	32,442	34,880
Brokerage services income	13,106	14,396	14,329	13,493	15,393
Trading account and foreign exchange gains	4,699	6,669	7,478	7,543	1,435
Gain (loss) on bank investment securities	459	354	(56)	292	575
Other-than-temporary impairment losses recognized in earnings	(26,802)	(34,296)	(47,033)	(24,769)	(32,199)
Equity in earnings of Bayview Lending Group LLC	(5,714)	(10,635)	(10,912)	(207)	(4,144)
Other revenues from operations	79,259	82,381	106,163	77,393	59,139

Total other income	257,706	265,890	278,226	271,649	232,341

Other expense
Salaries and employee benefits	264,046	247,080	255,449	249,952	249,392
Equipment and net occupancy	55,401	53,703	58,195	51,321	48,172
Printing, postage and supplies	9,043	9,338	8,229	11,554	9,095
Amortization of core deposit and other intangible assets	16,475	16,730	16,924	15,231	15,370
FDIC assessments	21,348	19,902	21,124	49,637	5,856
Other costs of operations	123,049	131,698	140,135	186,015	110,461

Total other expense	489,362	478,451	500,056	563,710	438,346

Income before income taxes	219,678	201,158	171,825	62,506	83,802

Applicable income taxes	68,723	64,340	44,161	11,318	19,581

Net income	$150,955	136,818	127,664	51,188	64,221

-more-

14-14-14-14-14
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2010	2009	Change
ASSETS

Cash and due from banks	$1,033,269	1,117,845	-8%

Interest-bearing deposits at banks	121,305	27,374	343

Federal funds sold and agreements to resell securities	10,400	125,800	-92

Trading account assets	403,476	591,802	-32

Investment securities	8,104,646	7,686,845	5

Loans and leases:

Commercial, financial, etc.	13,220,181	13,986,663	-5
Real estate — commercial	20,724,118	18,833,865	10
Real estate — consumer	5,664,159	5,171,953	10
Consumer	11,835,583	10,925,659	8

Total loans and leases, net of unearned discount	51,444,041	48,918,140	5
Less: allowance for credit losses	891,265	845,971	5

Net loans and leases	50,552,776	48,072,169	5

Goodwill	3,524,625	3,192,128	10

Core deposit and other intangible assets	167,545	168,126	—

Other assets	4,521,180	3,901,106	16

Total assets	$68,439,222	64,883,195	5%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$13,622,819	9,544,932	43%

Other deposits at U.S. offices	33,125,761	30,763,204	8

Deposits at foreign office	789,825	2,169,220	-64

Total deposits	47,538,405	42,477,356	12

Short-term borrowings	1,870,763	2,641,811	-29

Accrued interest and other liabilities	1,048,473	1,326,545	-21

Long-term borrowings	10,065,894	11,535,644	-13

Total liabilities	60,523,535	57,981,356	4

Stockholders’ equity:

Preferred	732,769	568,284	29
Common (1)	7,182,918	6,333,555	13

Total stockholders’ equity	7,915,687	6,901,839	15

Total liabilities and stockholders’ equity	$68,439,222	64,883,195	5%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $255.2 million at March 31, 2010 and $622.4 million at March 31, 2009.
-more-

15-15-15-15-15
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2010	2009	2009	2009	2009
ASSETS

Cash and due from banks	$1,033,269	1,226,223	1,356,508	1,148,428	1,117,845

Interest-bearing deposits at banks	121,305	133,335	54,443	59,950	27,374

Federal funds sold and agreements to resell securities	10,400	20,119	17,206	2,300	125,800

Trading account assets	403,476	386,984	497,064	495,324	591,802

Investment securities	8,104,646	7,780,609	7,634,262	8,155,434	7,686,845

Loans and leases:

Commercial, financial, etc.	13,220,181	13,479,447	13,517,538	14,180,609	13,986,663
Real estate — commercial	20,724,118	20,949,931	21,007,376	20,787,198	18,833,865
Real estate — consumer	5,664,159	5,463,463	5,427,260	5,471,775	5,171,953
Consumer	11,835,583	12,043,845	12,251,598	12,275,062	10,925,659

Total loans and leases, net of unearned discount	51,444,041	51,936,686	52,203,772	52,714,644	48,918,140
Less: allowance for credit losses	891,265	878,022	867,874	855,365	845,971

Net loans and leases	50,552,776	51,058,664	51,335,898	51,859,279	48,072,169

Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,192,128

Core deposit and other intangible assets	167,545	182,418	199,148	216,072	168,126

Other assets	4,521,180	4,567,422	4,378,296	4,451,805	3,901,106

Total assets	$68,439,222	68,880,399	68,997,450	69,913,217	64,883,195

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$13,622,819	13,794,636	12,730,083	12,403,999	9,544,932

Other deposits at U.S. offices	33,125,761	32,604,764	32,813,698	33,265,704	30,763,204

Deposits at foreign office	789,825	1,050,438	1,318,070	1,085,004	2,169,220

Total deposits	47,538,405	47,449,838	46,861,851	46,754,707	42,477,356

Short-term borrowings	1,870,763	2,442,582	2,927,268	2,951,149	2,641,811

Accrued interest and other liabilities	1,048,473	995,056	1,241,576	1,238,959	1,326,545

Long-term borrowings	10,065,894	10,240,016	10,354,392	11,568,238	11,535,644

Total liabilities	60,523,535	61,127,492	61,385,087	62,513,053	57,981,356

Stockholders’ equity:

Preferred	732,769	730,235	727,748	725,472	568,284
Common (1)	7,182,918	7,022,672	6,884,615	6,674,692	6,333,555

Total stockholders’ equity	7,915,687	7,752,907	7,612,363	7,400,164	6,901,839

Total liabilities and stockholders’ equity	$68,439,222	68,880,399	68,997,450	69,913,217	64,883,195

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $255.2 million at March 31, 2010, $336.0 million at December 31, 2009, $419.3 million at September 30, 2009, $580.8 million at June 30, 2009 and $622.4 million at March 31, 2009.

-more-

16-16-16-16-16
M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2010 from
	2010		2009		2009		March 31,	December 31,
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	2009	2009
ASSETS

Interest-bearing deposits at banks	$127	.02%	20	.16%	74	.08%	535%	73%

Federal funds sold and agreements to resell securities	24	.22	102	.23	23	.19	-76	4

Trading account assets	60	.80	73	.67	70	.66	-18	-14

Investment securities	8,172	4.44	8,490	4.81	8,197	4.63	-4	—

Loans and leases, net of unearned discount Commercial, financial, etc	13,408	3.88	14,031	3.74	13,527	3.87	-4	-1
Real estate — commercial	20,867	4.48	18,795	4.40	20,950	4.48	11	—
Real estate — consumer	5,742	5.31	5,033	5.59	5,457	5.37	14	5
Consumer	11,931	5.26	10,965	5.62	12,153	5.32	9	-2

Total loans and leases, net	51,948	4.63	48,824	4.64	52,087	4.59	6	—

Total earning assets	60,331	4.59	57,509	4.65	60,451	4.58	5	—

Goodwill	3,525		3,192		3,525		10	—

Core deposit and other intangible assets	176		176		191		—	-8

Other assets	4,851		3,889		4,752		25	2

Total assets	$68,883		64,766		68,919		6%	—%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$585	.14	536	.25	579	.18	9%	1%
Savings deposits	25,068	.33	21,203	.80	24,237	.36	18	3
Time deposits	7,210	1.66	8,720	2.81	8,304	1.89	-17	-13
Deposits at foreign office	1,237	.11	2,473	.16	1,300	.11	-50	-5

Total interest-bearing deposits	34,100	.60	32,932	1.28	34,420	.72	4	-1

Short-term borrowings	2,367	.15	3,477	.27	2,308	.17	-32	3
Long-term borrowings	10,160	2.74	11,643	3.51	10,253	2.73	-13	-1

Total interest-bearing liabilities	46,627	1.04	48,052	1.74	46,981	1.13	-3	-1

Noninterest-bearing deposits	13,294		8,555		12,945		55	3

Other liabilities	1,094		1,379		1,307		-21	-16

Total liabilities	61,015		57,986		61,233		5	—

Stockholders’ equity	7,868		6,780		7,686		16	2

Total liabilities and stockholders’ equity	$68,883		64,766		68,919		6%	—%

Net interest spread		3.55		2.91		3.45
Contribution of interest-free funds		.23		.28		.26
Net interest margin		3.78%		3.19%		3.71%
-more-

17-17-17-17-17
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
Income statement data
In thousands, except per share
Net income
Net income	$150,955	136,818	127,664	51,188	64,221
Amortization of core deposit and other intangible assets (1)	9,998	10,152	10,270	9,247	9,337
Merger—related gain (1)	—	—	(17,684)	—	—
Merger—related expenses (1)	—	3,806	8,511	40,370	1,476

Net operating income	$160,953	150,776	128,761	100,805	75,034

Earnings per common share
Diluted earnings per common share	$1.15	1.04	.97	.36	.49
Amortization of core deposit and other intangible assets (1)	.08	.09	.09	.08	.09
Merger—related gain (1)	—	—	(.15)	—	—
Merger—related expenses (1)	—	.03	.07	.35	.01

Diluted net operating earnings per common share	$1.23	1.16	.98	.79	.59

Other expense
Other expense	$489,362	478,451	500,056	563,710	438,346
Amortization of core deposit and other intangible assets	(16,475)	(16,730)	(16,924)	(15,231)	(15,370)
Merger-related expenses	—	(6,264)	(14,010)	(66,457)	(2,426)

Noninterest operating expense	$472,887	455,457	469,122	482,022	420,550

Merger-related expenses
Salaries and employee benefits	$—	381	870	8,768	11
Equipment and net occupancy	—	545	1,845	581	4
Printing, postage and supplies	—	233	629	2,514	301
Other costs of operations	—	5,105	10,666	54,594	2,110

Total	$—	6,264	14,010	66,457	2,426

Balance sheet data
In millions
Average assets
Average assets	$68,883	68,919	69,154	66,984	64,766
Goodwill	(3,525)	(3,525)	(3,525)	(3,326)	(3,192)
Core deposit and other intangible assets	(176)	(191)	(208)	(188)	(176)
Deferred taxes	34	37	41	30	22

Average tangible assets	$65,216	65,240	65,462	63,500	61,420

Average common equity
Average total equity	$7,868	7,686	7,521	7,127	6,780
Preferred stock	(732)	(729)	(727)	(636)	(568)

Average common equity	7,136	6,957	6,794	6,491	6,212
Goodwill	(3,525)	(3,525)	(3,525)	(3,326)	(3,192)
Core deposit and other intangible assets	(176)	(191)	(208)	(188)	(176)
Deferred taxes	34	37	41	30	22

Average tangible common equity	$3,469	3,278	3,102	3,007	2,866

At end of quarter
Total assets
Total assets	$68,439	68,880	68,997	69,913	64,883
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,192)
Core deposit and other intangible assets	(167)	(182)	(199)	(216)	(168)
Deferred taxes	31	35	39	43	21

Total tangible assets	$64,778	65,208	65,312	66,215	61,544

Total common equity
Total equity	$7,916	7,753	7,612	7,400	6,902
Preferred stock	(733)	(730)	(728)	(725)	(568)
Undeclared dividends — preferred stock	(6)	(6)	(5)	(6)	(5)

Common equity, net of undeclared preferred dividends	7,177	7,017	6,879	6,669	6,329
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,192)
Core deposit and other intangible assets	(167)	(182)	(199)	(216)	(168)
Deferred taxes	31	35	39	43	21

Total tangible common equity	$3,516	3,345	3,194	2,971	2,990

(1)	After any related tax effect.
###